     As filed with the Securities and Exchange Commission on September 8, 2000.
-------------------------------------------------------------------------------

                                                          (File No. 333-______)





                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------



                       TAKE-TWO INTERACTIVE SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                                51-0350842
       (State or other jurisdiction                   (I.R.S. Employer
    of incorporation or organization)                Identification No.)

                     575 Broadway, New York, New York 10012
                     --------------------------------------
           (Address of principal executive offices including zip code)

                  Various Stock Option Agreements for Employees
                  ---------------------------------------------
                            (Full title of the plan)


                             Ryan A. Brant, Chairman
      Take-Two Interactive Software, Inc., 575 Broadway New York, NY 10012
      --------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (212) 334-6633
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                              Robert H. Cohen, Esq.
                      Morrison Cohen Singer & Weinstein LLP
                         750 Lexington Avenue, 8th Floor
                               New York, NY 10022

                         CALCULATION OF REGISTRATION FEE


                                               Proposed Maximum      Proposed Maximum
Titles of Securities         Amount to          Offering Price      Aggregate Offering        Amount of
 to be Registered          be Registered          Per Share             Price (1)          Registration Fee
--------------------       -------------       ---------------      ------------------     -----------------
Common Stock, par value    391,665 shares         $10.1332            $3,968,819.78               $1,047.77
  $.01 per share


-------------------------------------------------------------------------------

         (1) Estimated solely for the purpose of calculating the registration fee based on the average exercise price of the options.


         Pursuant to Rule 416, there are also being registered additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the options.

         Pursuant to General Instruction E of Form S-8, the Registrant hereby makes the following statement:

         This Registration Statement on Form S-8 is filed by the Registrant to register an additional 391,665 shares of its common stock which are issuable upon the exercise of options granted to employees of the Registrant under various agreements. These 391,665 shares are in addition to the 625,167 shares of the Registrant's common stock which were previously registered pursuant to the Registrant's Registration Statement on Form S-8 (Commission File No. 333-89995) filed on October 29, 1999 (the "Prior Registration Statement"). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference.

Item 8.  Exhibits.
         --------


Exhibit No.      Description
-----------      -----------

5                Opinion of Morrison Cohen Singer & Weinstein LLP

23.1             Consent of Pricewaterhouse Coopers LLP

23.2             Consent of Aronowitz, Chaiken & Hardesty, LLP

23.4             Consent of Morrison Cohen Singer & Weinstein LLP (included in
                 Exhibit 5)

24.1             Powers of Attorney (included on signature page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of New York, state of New York, on the 31st day of August 2000.

                       TAKE-TWO INTERACTIVE SOFTWARE, INC.

                                    By: Ryan A. Brant
                                       ------------------------
                                       Ryan A. Brant
                                       Chief Executive Officer

         Each person whose signature appears below authorizes Ryan A. Brant as his true and lawful attorney-in-fact with full power of substitution to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments thereto.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacities and on the dates stated.

Signature                                                            Title                    Date
---------                                                            -----                    ----

/s/ Ryan A. Brant                         Chief Executive Officer and Director                August 31, 2000
------------------------------------      (Principal Executive Officer)
Ryan A. Brant

/s/ James H. David, Jr.                   Chief Financial Officer (Principal                  August 31, 2000
------------------------------------      Financial and Accounting Officer)
James H. David, Jr.

/s/ Barry Rutcofsky                       Co-Chairman and Director                            August 31, 2000
------------------------------------
Barry Rutcofsky

                                          Director
------------------------------------
Anthony R. Williams

/s/ Oliver R. Grace, Jr.                  Director                                            August 31, 2000
------------------------------------
Oliver R. Grace, Jr.

                                          Director
------------------------------------
Neil S. Hirsch

/s/ Kelly Sumner                          Director                                            August 31, 2000
------------------------------------
Kelly Sumner

/s/ Robert Flug                           Director                                            August 31, 2000
------------------------------------
Robert Flug

                                  Exhibit Index


Exhibit No.     Description                                                 Page
-----------     -----------                                                 ----

5               Opinion of Morrison Cohen Singer & Weinstein LLP

23.1            Consent of Pricewaterhouse Coopers LLP

23.2            Consent of Aronowitz, Chaiken & Hardesty, LLP

23.4            Consent of Morrison Cohen Singer & Weinstein LLP
                (included in Exhibit 5 hereto)

24.1            Powers of Attorney (included on signature page)